Exhibit 99.2

Apple Inc.

Q3 2011 Unaudited Summary Data

	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue
	Q2 2011		Q3 2010		Q3 2011		Sequential Change		Year/Year Change
	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units K	Revenue $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	1,217	$9,323	1,358	$6,227	1,487	$10,126	22%	9%	9%	63%
Europe	995	6,027	914	4,160	922	7,098	- 7%	18%	1%	71%
Japan	155	1,383	129	910	150	1,510	- 3%	9%	16%	66%
Asia Pacific	596	4,743	394	1,825	620	6,332	4%	34%	57%	247%
Retail	797	3,191	677	2,578	768	3,505	- 4%	10%	13%	36%

Total Operating Segments	3,760	$24,667	3,472	$15,700	3,947	$28,571	5%	16%	14%	82%

	Units K	Revenue $M	Units K	Revenue $M	Units K	Revenue $M	Sequential Change		Year/Year Change
							Units	Revenue	Units	Revenue
Product Summary
Desktops (1)	1,009	$1,441	1,004	$1,301	1,155	$1,580	14%	10%	15%	21%
Portables (2)	2,751	3,535	2,468	3,098	2,792	3,525	1%	0%	13%	14%

Subtotal CPUs	3,760	4,976	3,472	4,399	3,947	5,105	5%	3%	14%	16%

iPod	9,017	1,600	9,406	1,545	7,535	1,325	- 16%	- 17%	- 20%	- 14%
Other Music Related Products and Services (3)		1,634		1,214		1,571		- 4%		29%
iPhone and Related Products and Services (4)	18,647	12,298	8,398	5,334	20,338	13,311	9%	8%	142%	150%
iPad and Related Products and Services (5)	4,694	2,836	3,270	2,166	9,246	6,046	97%	113%	183%	179%
Peripherals and Other Hardware (6)		580		396		517		- 11%		31%
Software, Service and Other Sales (7)		743		646		696		- 6%		8%

Total Apple		$24,667		$15,700		$28,571		16%		82%

(1)	Includes iMac, Mac mini, Mac Pro and Xserve product lines.

(2)	Includes MacBook, MacBook Air and MacBook Pro product lines.

(3)	Includes sales from the iTunes Store, App Store, and iBookstore in addition to sales of iPod services and Apple-branded and third-party iPod accessories.

(4)	Includes revenue recognized from iPhone sales, carrier agreements, services, and Apple-branded and third-party iPhone accessories.

(5)	Includes revenue recognized from iPad sales, services, and Apple-branded and third-party iPad accessories.

(6)	Includes sales of displays, wireless connectivity and networking solutions, and other hardware accessories.

(7)	Includes sales from the Mac App Store in addition to sales of other Apple-branded and third-party Mac software and Mac and Internet services.

K = Units in thousands

$M = Amounts in millions